UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2011

AMERICAS WIND ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

006-50861
(Commission File Number)

20-0177856
(IRS Employer Identification No.)

24 Palace Arch Drive, Toronto, Ontario, M9A 2S1, Canada
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (416) 233-5670

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities
Item 7.01	Regulation FD Disclosure

On June 21, 2011 our directors approved the adoption of our 2011 Stock Option Plan which permits our company to grant up to 6,700,000 options to acquire shares of common stock, to directors, officers, employees and consultants of our company upon the grant of stock options granted under the 2011 Stock Option Plan.

On June 21, 2011, we granted stock options to our officers and directors, and five consultants, pursuant to our 2011 Stock Option Plan, to purchase up to an aggregate of 6,700,000 shares of our common stock at an exercise price of $0.02 per share, exercisable until June 21, 2016. The stock options shall vest 20% on grant and 20% per year thereafter until fully vested. We issued the stock options to seven (7) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

10.1	2011 Stock Option Plan

10.2	Form of stock option agreement for 2011 Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAS WIND ENERGY INC.

/s/ Harold Dickout
Harold Dickout
President

Date: June 27, 2011